Exhibit 99.1

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED BALANCE SHEET

AS OF AUGUST 31, 2013

(in thousands, except share data)

ASSETS
Investments held in trust, at fair value:
Fixed-maturity securities	$170,370
Cash equivalents held in trust	15,324

Total investments held in trust	185,694

Cash and cash equivalents	1,282
Fixed-maturity securities, at fair value	10,352
Accrued investment income	1,351
Premiums receivable	990

Total assets	$199,669

LIABILITIES AND STOCKHOLDER’S EQUITY
Liabilities:
Losses and loss adjustment expenses	$51,887
Losses payable	2,883
Unearned premiums	1,575
Accrued ceding commission expense	107
Other liabilities	189

Total liabilities	56,641

Stockholder’s equity:
Common stock, $1 par value; 1,000 shares issued and outstanding	1
Additional paid-in capital	69,879
Retained earnings	73,148

Total stockholder’s equity	143,028

Total liabilities and stockholder’s equity	$199,669

WM MORTGAGE REINSURANCE COMPANY, INC.

UNAUDITED CONDENSED STATEMENT OF OPERATIONS

FOR THE MONTH ENDED AUGUST 31, 2013

(in thousands)

Revenues:
Premiums earned	$995
Net investment income	(683)

Total revenues	312

Expenses:
Underwriting Expenses	1,093
General and administrative expenses	178

Total expenses	1,271

(Loss) income before federal income taxes	(959)

Federal income tax benefit	—

Net (loss) income	$(959)